UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 22, 2007
SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	810-987-2200
n/a
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Share Exchange
Amendment to Rights Agreeement
Press Release, dated February 23, 2007

Item 1.01. Entry into a Material Definitive Agreement
Agreement and Plan of Share Exchange
On February 22, 2007, SEMCO Energy, Inc. (the “Company”) entered into an Agreement and Plan of Share Exchange (the “Agreement”) by and among the Company, Cap Rock Holding Corporation (“Cap Rock”) and Semco Holding Corporation, a direct wholly-owned subsidiary of Cap Rock (“Parent”). Pursuant to the terms of the Agreement, each issued and outstanding share of common stock, par value $1 per share, of the Company (the “Common Stock”) and 5.00% Series B Convertible Cumulative Preferred Stock, par value $1 per share, of the Company (the “Series B Preferred Stock”) shall be transferred to Parent. The Common Stock shall be transferred for the right to receive $8.15 in cash per share, without interest, and the Series B Preferred Stock shall be transferred for the right to receive approximately $213.07 in cash per share plus a make-whole premium to be calculated at closing, without interest (collectively, the “Exchange Consideration”), in each case on the terms and subject to the conditions as set forth in the Agreement (collectively, the “Exchange”). The Board of Directors of the Company, upon the unanimous recommendation of its Finance Committee (which is comprised entirely of independent directors), has approved the Agreement and has recommended that the holders of the Company’s Common Stock approve the Exchange at a special meeting to be held at a future date determined in accordance with the Agreement.
The Company has made customary representations, warranties and covenants in the Agreement. The Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing acquisition proposals for 35 days following the date of the Agreement. In accordance with the Agreement, the Board of Directors of the Company, through its Finance Committee and with the assistance of the Company’s advisors, intends to solicit superior proposals during this period. There can be no assurance that the solicitation of superior proposals will result in an alternative transaction.
Following the “go shop” period, as it may be extended, the Company is subject to a “no shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions and negotiations with third parties. The no shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions and negotiations with respect to third-party acquisition proposals submitted after the “go shop” period that the Board of Directors believes in good faith, after consultation with its financial advisors and outside counsel, constitute or could reasonably be expected to result in a “superior company proposal,” as defined in the Agreement.
The Company may terminate the Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a “superior company proposal” and that failure to terminate the Agreement would be inconsistent with its fiduciary duties, and the termination otherwise complies with certain terms of the Agreement. In connection with such termination, the Company must pay a termination fee to Parent and reimburse Parent for its out-of-pocket expenses, subject to a cap. The amount of such termination fee and expense reimbursement will depend on whether such termination is in connection with a “superior company proposal” submitted during or after the “go-shop” period.
Consummation of the transaction is not subject to a financing condition, but is subject to various other conditions, including approval of the Exchange by the holders of the Company’s Common

Stock, approval by the Regulatory Commission of Alaska, expiration or termination of applicable waiting periods under the Hart—Scott—Rodino Antitrust Improvements Act of 1976 and satisfaction of other customary closing conditions.
A copy of the Agreement is being filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The Agreement has been included to provide information regarding the terms of the Exchange. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Agreement is not intended to be a source of factual, business or operational information about the parties.
As described above, the Agreement contains representations and warranties that the Company, Cap Rock and Parent made to one other as of the date of the Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company, Cap Rock and Parent and are subject to important qualifications and limitations agreed to by the Company, Cap Rock and Parent in connection with negotiating the Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk between the parties rather than establishing matters as facts.
Amendment to Rights Agreement
Prior to the execution of the Agreement, the Company entered into an Amendment to the Rights Agreement dated as of February 22, 2004, with National City Bank, as Rights Agent (the “Rights Agent”) (the “Rights Agreement Amendment”). The Rights Agreement Amendment amends the Rights Agreement dated April 15, 1997, as amended effective March 19, 2004, for the purpose of rendering it inapplicable to the Agreement, the Exchange and the other transactions contemplated thereby.
The foregoing summary of the Amendment to Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment to Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
Item 8.01. Other Events
On February 23, 2007, the Company issued a press release announcing, among other things, the execution of the Agreement. A copy of the press release issued by the Company on February 23, 2007, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The Company’s 2007 annual meeting of shareholders, previously scheduled for May 24, 2007, has been postponed and will be rescheduled for a time and place later this year to be determined by the Board of Directors of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Share Exchange, dated as of February 22, 2007, among SEMCO Energy, Inc., Cap Rock Holding Corporation and Semco Holding Corporation.

4.1	Amendment to Rights Agreement, dated as of February 22, 2007, between SEMCO Energy, Inc. and National City Bank.

99.1	Press release, dated February 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc. (Registrant)
Dated: February 23, 2007	By:	/s/Michael V. Palmeri
Michael V. Palmeri
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference

2.1	Agreement and Plan of Share Exchange, dated as of February 22, 2007, among SEMCO Energy, Inc., Cap Rock Holding Corporation and Semco Holding Corporation	x

4.1	Amendment to Rights Agreement, dated as of February 22, 2007, between SEMCO Energy, Inc. and National City Bank, as Rights Agent	x

99.1	Press Release issued February 23, 2007	x